                                                                   EXHIBIT 10.20

                                   AGREEMENT

This Agreement made and entered into this 19th day of March, 1998, by and between Centillium Technology Corporation, a corporation duly organized and existing under the laws of California and having its registered office at 46824 Lakeview Blvd., Fremont, California 94538, USA ("Centillium") and Mitsubishi Corporation, a corporation duly organized and existing under the laws of Japan and having its registered head office at 6-3, Marunouchi 2-chome, Chiyoda-ku, Tokyo, Japan ("MC"):

Whereas Centillium is engaged in developing semiconductors to be used for digital subscriber line system which enable subscribers enjoy higher speed data transmission over existing metallic telephone lines ("x-DSL Technology"),

Whereas, MC find Nippon Telegram and Telephone Co., Ltd., a company incorporated under the laws of Japan having its principal office at 19-2 Nishi-Shinjuku 3-chome, Shinjuku-ku, Tokyo, Japan ("NTT") is interested in receiving consultation service of obtaining technical information including (1) simulation data of several x-DSL Technologies under the circumstances of Japanese unique environment including public telecommunication system and telecommunication cable structure and distribution and (2) appropriate transmission interface specification to be used for such unique environment,

Whereas, MC is interested in providing such technical information with NTT by executing a contract separately ("NTT/MC Contract", an English translation of NTT/MC Contract is incorporated herein as Attachment 1), and is interested in making Centillium engaged in gathering and summarizing such technical information, which shall be used as the deliverables of the NTT/MC Contract.

Now therefore, Centillium agrees to provide MC with technical services for obtaining technical information including (1) simulation data of several x-DSL Technologies under the circumstances of Japanese unique environment including public telecommunication system and telecommunication cable structure and distribution and (2) appropriate transmission interface specification to be used for such unique environment ("Technical Services"), substantially in accordance with Centillium's proposal ("Proposal"), which is incorporated herein as Attachment 2, for MC's providing the information resulted from such Technical Services with NTT, subject to the following terms and conditions.

1.   TERM:

     This Agreement will continue until the final result presentation to NTT, defined by item VI. of the Proposal incorporated herein, which is being expected to be held by the end of April, 1998.


2.   PAYMENT:

     In consideration of the Proposal incorporated herein, MC agrees to pay Centillium the fixed amount of Two Hundred and Two Thousand (202,000) US dollars, upon the presentation of invoices as follows: One hundred and One Thousand (101,000) US dollars upon execution of the Contract and One hundred and One Thousand (101,000) US dollars upon the final result presentation to NTT as defined in item VI of the Proposal.

     All payments to Centillium by MC shall be made after MC's receipt of payments to be made by NTT by following payment schedule defined in the NTT/MC Contract incorporated herein; telegraphic bank transfer within 45 days after (1) execution of the NTT/MC Contract and (2) NTT's confirmation of MC's completion of its obligation defined in item VI. of the Proposal.


3.   CENTILLIUM'S OBLIGATION:

     a. Centillium agrees to render services defined in the Proposal by providing Deliverables defined in the item III. of the Proposal with MC for its completion of their consultation defined in the NTT/MC Contract incorporated herein.

     b. Centillium agrees to submit a copy of written report in around a month later after execution of this Agreement to inform MC of Centillium's progress of its services as an interim report ("Interim Report"), which will be presented to NTT by MC, as defined in item VI. of the Proposal incorporated herein.

     c. Centillium agrees to complete submit a copy of written report which contain data and information defined in item III. 1.-3. in the Proposal ("Final Report"), and simulation software program in floppy disk(s) ("Software") to MC for its completing its obligation defined in the NTT/MC Contract by the end of April, 1998.

     d. Centillium agrees to make its staff available for the meeting to be held at NTT headquarter in Tokyo in around the end of April for verbal explanation of the report above and responding any questions to be raised by NTT during the meeting.

4.   DELIVERABLES AND USE OF RESULTS BY MC:

     a. Centillium agrees that MC can pass the Interim Report, Final Report and Software to NTT as all or a part of deliverables defined in the NTT/MC Contract.

     b. Centillium agrees that the copyright of the both Interim Report and Final Report shall belong to NTT upon completion of our payment defined in Article 2 of this Agreement. Centillium, however, have the same rights on idea, know-how and data which are base of the Interim Report and Final Report.

     c. Centillium agrees that it shall not have the right to modify the Interim Report and Final Report after transfer of the copyright.

     d. The copyright of the software simulation program to be delivered to NTT shall belong to Centillium. NTT, however, shall be able to have a license to use the software for its own use only.

     e. Centillium shall hold MC harmless from any claim or dispute which may arise from or in connection with infringement of any patent, utility model, design, trademark or any other industrial property rights or copyrights in connection with the Deliverables as defined in the Proposal incorporated herein, Centillium shall indemnify, reimburse and compensate MC for all losses and damages including costs, expenses and charges for defensive actions by MC, if Centillium should incur them as a result of such claim or dispute.

     f. Centillium agrees no claim, requests (such as license fee and any restriction of use of the name Centillium) and legal actions shall be made to MC and NTT about their use and handling of the Deliverables defined in the Proposal.

     g. Centillium agrees that execution of this Agreement shall not mean any commitment and/or obligation for purchasing any products to be produced by Centillium by MC and NTT as well.

5.   EARLY TERMINATION:

     MC shall have the right to terminate this contract upon thirty (30) days' prior written notice. In the event of this early termination, Centillium agrees to provide MC with all reports, materials, or other deliverable items available as of the date of termination. If MC has failed to pay any invoice submitted by Centillium within thirty (30) days of receipt, Centillium may terminate this Agreement.

6.   SETTLEMENT OF DISPUTE:

     Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, N.Y., U.S.A. in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgement upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof.

7.   GENERAL:

     This Agreement, and Proposal incorporated herein, represent the entire Agreement of the parties, and may be modified or amended only by mutual Agreement in writing. This Agreement shall be governed by and is to be construed in accordance with the laws of Japan.



Centillium Technology Corporation


By:     /s/ Faraj Aalaei
        ---------------------------
        Faraj Aalaei

Title:  Vice President

Date:   19 March, 1998



Mitsubishi Corporation


By:     /s/ Mitsuo Miyachi
        ----------------------------
        Mitsuo Miyachi

Title:  Manager,
        Semiconductor Business Unit
        Information Systems and Services Division B

Date:   19 March, 1998

Attachment 1.

     Contract for Consultation (English translation of Japanese NTT/MC contract)

NTT and MC have agreed following terms and conditions about MC's consultation on transmission characteristics of xDSL.

(contract)

Article 1. NTT asks MC's consultation about theoretical compatibility of xDSL technology within an environment of Japanese loop (ISDN) and MC accepts such request.

(period)

Article 2. The period of this consultation is:
from March 19, 1998
until May 29, 1998

(consultation)

Article 3. The consultation to be made by MC to NTT shall be defined by the proposal dated 28/Jan/98 which was presented to NTT by MC ("Proposal"). The delivery terms, quantity and specification shall be followed by the Proposal.

(2) The Deliverables shall be a written report which contain data and information defined in III.1-3 in the Proposal ("Report"), simulation software programs as defined in III.4. of the Proposal.

(3) if there are any discrepancy between the Proposal and this Contract, this Contract should be respected than the Proposal.

(fee)

Article 4. NTT agreed to pay (Yen)28,500,000- as a fee for this consultation plus 5% of consumption tax to MC.

2. The cost for travel and accommodation for pursuing this consultation shall be not be paid in addition to above cost.

(transfer of rights)

Article 5. It is not allowed for MC to transfer its rights and obligations to be raised by this contract to any third party. This article shall, however, not be applied if MC obtain written acceptance from NTT.

(sub-contracting)

Article 6. In case MC sub-contract either all or a part of this consultation to any third party, MC shall have to obtain NTT's acceptance beforehand.

(2) NTT shall be able to check whether or not above subcontracting shall be acceptable for NTT.

(definition of completion)

Article 7. NTT shall check the contents of the report whether or not the contents meet specification defined in the Proposal within 10 days upon their receipt of it, shall inform MC of the result of their checking.

(2) If it is found that the contents do not meet the specification defined in the Proposal, MC shall have to re-report the contents to meet the specification by the timing NTT indicate. The timing of such checking shall be counted from the date NTT receive the modified version.

(3) The date for completion shall be defined as the timing of passing such checking as defined in (1) and (2) above.

(modification)

Article 8 If NTT find some discrepancy between the contents of the Report and requirements (definition of Deliverables) in the Proposal within 30 days after receipt of the Report, MC shall have to modify the Report to meet such requirements with free of charge.

(Payment)

Article 9 NTT shall pay a fee within 45 days ("Time for Payment") upon receipt of invoices issued by MC.

(2) If issuing invoices by MC are delayed for over 15 days from a date of completion, days after 15 days until NTT's receipt of invoices shall not be counted within the Time for Payment.

(3) Payment shall be made by telegraphic transfer to the account of the bank MC indicated.

(partial payment)

Article 10. NTT agree to pay 50% of the fee defined in Article 4 together with
5%
consumption tax to MC at the execution of this Agreement.

(2) NTT agree that they shall make payment to MC within 45 days after their receipt of invoice to be issued to MC

(3) This partial payment will be deducted from the fee defined in Article 4 and will be paid to MC by following Article 9.

(interest for Delay of Payment)

Article 11 If NTT do not make payment by the Time of Payment due to NTT's mistake, MC shall be able to request NTT to pay interests at 8.25% per year.

(Copyright)

Article 12 The copyright of the Report belongs to NTT upon completion of Payment. MC or the third party defined in the Article 5 in this Contract, however, have the same rights on idea, know-how and data which are base of the Report.

2. MC or the third party defined in the Article 6 in this Contract shall not have the right to modify the Report.

3. The copy right of the Software simulation program to be delivered to NTT shall belong to the third party which develop it. NTT, however, shall be able to have a license to use the software for their own use only.

4. MC shall hold NTT harmless from any claim or dispute which may arise from or in connection with infringement of any patent, utility model, design, trademark or any other industrial property rights or copyrights in connection with the Deliverables. MC shall indemnify, reimburse and compensate NTT for all losses and damages including costs, expenses and charges for defensive actions by NTT, if MC should incur them as a result of such claim or dispute.

(Information to be given by NTT)

Article 13 NTT shall provide MC with necessary information which, shall be fundamentals for MC's pursuing this consultation.

(2) MC shall handle such information in good faith as administrator of such information.

(3) Such information shall be returned to NTT by MC if such information is no longer needed or NTT request so to MC.

(Confidentiality)

Article 14 Any operational/business information of NTT known by MC shall not be disclosed to any other party or used for another purpose than that of this Contract. This clause shall be effective after completion of this Contract.

(Compensation for Damage)

Article 15 If NTT or other party get damage by MC's pursuing of this Consultation, MC shall compensate up to the amount of this Contract.

(Delay of Performing MC's Obligation)

Article 16 If some delay of delivery of deliverables can be expected by force majeure, directly or indirectly, MC shall inform NTT of such delay together with information of expecting completion date and receive advise from NTT.

(2) If MC expect delay of delivery due to its responsibility, MC shall be able to ask extend such due date to NTT with clarifying reasons in written form, NTT shall be able to accept such delay with some amount of penalty.

(Termination)

Article 17 NTT shall be able to terminate all or a part of Contract without any notification in case below;

(a) if MC do not perform all or a part of its obligation without understandable reasons.
(b) if there is no prospectus for MC's completion of consultation due to MC's fault,
(c) if MC is bankrupt, or forced to continue its operation,
(d) if MC is ordered to stop its operation by Governmental body,
(e) if MC breach the Contract other than above.

(2) MC shall have obligation for compensating such damage to NTT

(Governing Law)

Article 18  This Contract shall be governed by the laws of Japan.

(others)

Article 19 NTT and MC shall discuss and settle anything which are not defined in this Contract with good faith each other.

Attachment 2.
-------------



                              Consulting Proposal

                                      To

                                      NTT

         Prepared by Mitsubishi Corporation and Centillium Technology

                                    1/28/97



                         Proprietary and Confidential

Mitsubishi Corporation and Centillium Technology Corporation are pleased to present a Consulting proposal for the analysis of the theoretical performance of various DSL technologies over Japanese loop plant in presence of other Interferences.

I.  NTT's Goals of the Proposal
-------------------------------

Through this analysis NTT wishes to identify the capability of the DSL technologies to accomplish the following transmission solutions:

1. Symmetrical solution which can provide bit rates of around 500Kb/s with very high network coverage.

2. Asymmetrical solution with up to 6Mb/s downstream and up to 64Kb/s upstream. In this case the network coverage is expected to be lower.

II. Scope of consultation
-------------------------

The consultation will consist of the following steps:

1. Define and build mathematical models for the various loop configurations identified by NTT.

2.  Define and build mathematical models for Interference sources such as TCM-
    ISDN.

3. Theoretical performance simulations for ADSL DMT based on the standard T1E1.413 recommendations. These performance simulations will be performed as stated in item 1 and item 2 of the "Goals" above.

4. Theoretical performance simulation for Centillium's UDSL(TM) solution as proposed to the U.S. market. These performance simulations will be performed as stated in item 1 of the "Goals" above.

    UDSL(TM) is the registered trademark of Centillium Technology. UDSL(TM) is the Universal DSL solution that has been proposed by Centillium to the T1E1.4

                         Proprietary and Confidential

     Committee and ITU-T for consideration as part of G Lite standard. UDSL(TM) is a low power, low cost solution providing symmetric or asymmetric data rates of about 786Kbs over existing copper lines.

5. Theoretical performance simulation for Centillium's TCM-UDSL(TM). These performance simulations will be performed as stated in item 1 of the "Goals" above.

6. Theoretical performance simulations for ADSL-CAP. These performance simulations will be stated in item 1 and item 2 of the "Goals" above.

7.   Sensitivity Analysis of the Gauge of Copper Wires used to ADSL-DMT and
     UDSL.

9.   Sensitivity Analysis of Bridge Taps to the ADSL DMT and UDSL.

III. Deliverables
------------------

1. As a result of the above work statement, Centillium shall deliver the result of the investigation to NTT for each of the above cases (item 3, 4, 5, 6, 7, 8 and 9 above) in the following format.

A.)  For performance calculations the following conditions are assumed:
            -      No Bridge Taps are used
            -      Copper insulation type is paper
            -      0.4mm Gauge wire is used
            -      Three TCM-ISDN disturbers cases are assumed; 0, 20, and 49

                         Proprietary and Confidential

--------------------------------------------------------------------------------------------
                            Zero ISDN                20 ISDN                 49 ISDN
                            Disturbers              Disturbers              Disturbers
--------------------------------------------------------------------------------------------
ADSL-DMT, 64Kb          Reach vs Bit Rate       Reach vs Bit Rate       Reach vs Bit Rate
  Upstream
--------------------------------------------------------------------------------------------
  ADSL DMT              Reach vs Bit Rate       Reach vs Bit Rate       Reach vs Bit Rate
--------------------------------------------------------------------------------------------
   UDSL                 Reach vs Bit Rate       Reach vs Bit Rate       Reach vs Bit Rate
--------------------------------------------------------------------------------------------
  ADSL-CAP              Reach vs Bit Rate       Reach vs Bit Rate       Reach vs Bit Rate
--------------------------------------------------------------------------------------------
ADSL-CAP, 64Kb          Reach vs Bit Rate       Reach vs Bit Rate       Reach vs Bit Rate
   Upstream
--------------------------------------------------------------------------------------------
   TCM-UDSL             Reach vs Bit Rate       Reach vs Bit Rate       Reach vs Bit Rate
--------------------------------------------------------------------------------------------

B.) For the sensitivity analysis to the copper insulation materials, the following conditions will be fixed:
            -      20 ISDN disturbers
            -      Average length (80% coverage ration)
            -      0.4mm Gauge
            -      No Bridge Taps

------------------------------------------------------------------------------------------
   Copper Insulation Used               ADSL-DMT                         UDSL
------------------------------------------------------------------------------------------
           Paper                   Achievable Bit Rate            Achievable Bit Rate
------------------------------------------------------------------------------------------
      Paper + Plastic              Achievable Bit Rate            Achievable Bit Rate
------------------------------------------------------------------------------------------

C.) For the sensitivity analysis to the Copper Gauge, the following conditions will be fixed:
            -      20 ISDN disturbers
            -      Average length (80% coverage ration)
            -      Paper Insulation
            -      No Bridge Taps

------------------------------------------------------------------------------------------
        Copper Gauge                    ADSL-DMT                         UDSL
------------------------------------------------------------------------------------------
           0.4mm                   Achievable Bit Rate            Achievable Bit Rate
------------------------------------------------------------------------------------------
           0.65mm                  Achievable Bit Rate            Achievable Bit Rate
------------------------------------------------------------------------------------------

D.) For the sensitivity analysis to the Bridge Taps, the following conditions will be

                         Proprietary and Confidential
       fixed:
            -      20 ISDN disturbers
            -      Average length (80% coverage ration)
            -      Paper Insulation
            -      0.4mm Gauge

------------------------------------------------------------------------------------------
        Bridge Taps                     ADSL-DMT                         UDSL
------------------------------------------------------------------------------------------
       No Bridge Taps              Achievable Bit Rate            Achievable Bit Rate
------------------------------------------------------------------------------------------
       One Bridge Tap              Achievable Bit Rate            Achievable Bit Rate
------------------------------------------------------------------------------------------

2. For the case of UDSL(TM), Centillium shall provide NTT with an Interface specification for the proposed UDSL(TM) system. This Interface Specification shall focus on the system level transmission characteristics. An outline of the Interface specification is shown in the attachment.

3. Based on the result of the above analysis, if all of the cases considered fail to meet performance results stated in the "NTT's Goals of the Proposal" section of this document. Centillium may provide additional ideas and recommendations on ways to achieve the desired goals.

4. Centillium shall provide NTT with simulation software program in Object form, for NTT's own operation of the simulation for studying sensitivities of several other parameters. The simulation software program, however, shall be used for NTT internal use only and no third party NTT can use it, and no documents, such as manuals and/or instructions shall be available.

IV.    Disclosure of information to third parties
-------------------------------------------------

NTT is free to disclose the result of this work which covers information about transmission capability, bit rates, distance and performance simulation results.

V.     Staffing
---------------

                         Proprietary and Confidential

Centillium Technology Corporation has assigned its most senior members to this project. The technical part of project shall be headed by Dr. Guozhu Long. Dr. Long will be assisted by Dr. Jing Dong Lin, Mr. Tony O'Toole, Mr. Bob Cai and Mr. Sanjay Gupta. Each member will be responsible for a portion of this specification. The following is the assignment of each team member:

Dr. Long: System Design, Director of Signal Processing department
Dr. Lin: Loop and Interference Characterization, Manager of Signal Processing
     department
Tony O'Toole: TC Layer specification, Director of System Engineering
Bob Cai: Layer 2 compatibility, Manager, ATM and Layer 2 solutions
Mr. Sanjay Gupta: Modem Handshaking, training and start up sequence, Staff
     Engineer, Signal Processing Department.

The project shall be directly managed by Faraj Aalaei, V.P. of Planning and Mr. Shahin Hedayat, V.P. of engineering.

VI. Completion date:
--------------------

The proposed timeline for the project is as follows:

------------------------------------------------------------------------------------------
Task                           Responsible                   Completion Date
------------------------------------------------------------------------------------------
Identify loop configurations  NTT                            1/M/98
------------------------------------------------------------------------------------------
Build loop models and         Centillium                     2/M/98
Interference models
------------------------------------------------------------------------------------------
Interim Review                Centillium & NTT               3/M/98
------------------------------------------------------------------------------------------
Final results presentation    Centillium                     4/E/98
to NTT
------------------------------------------------------------------------------------------

1. It is understood that Centillium's obligation for this consultation work will be completed upon its submitting a copy of written report which contain information defined in item III. 1. -3. of this proposal, having a meeting for explaining the report verbally to NTT, and submitting simulation software program defined in item III. 4. of this proposal.
2. Centillium will submit a copy of written report mentioned in above, with A4 size

                         Proprietary and Confidential
   like paper in English. Some drawings or chart may be included in the paper.
3. Centillium will make its staff(s) available for the meeting in order to respond technical questions to be raised by NTT. The meeting will be done by either or both Japanese or English.
4. Centillium will inform NTT of their progress of work around a month later after execution of the contract by preparing a written report.
5. The simulation software program will be passed to NTT through floppy disks.
6. Centillium will complete all tasks by 30/Apr/98.

VII. Cost
---------

The estimate cost of this activity is US$236,000 and is broken down as below:

Hours per engineer: 236 hours
Total Engineering hours for 5 Engineers: 1,180 hours

Cost per Hour: US$200
Total Cost: US$236,000

Centillium is honored and privileged to work with NTT and as such is flexible in the amount of payment from NTT.

                         Proprietary and Confidential

          Attachment 1: Outline for UDSL(TM) Interface Specification

                         Proprietary and Confidential

1. General

This section includes Scope, Definition, Objective, Acronyms and References for the document.

2.  Reference Architecture and Functions

This section presents
The reference of the end to end system.
A high level summary of functions by the DSL Transmission System.

3.  Transmission Convergence Sub-layer

This section presents the TC sub-layer, including general super frame format and the format for each rate, Reed Solomon, potential interleaving, etc. The frame synchronization state machine is also discussed here.

4.  Line Coding

This section discusses the line coding of UDSL(TM) system.

5.  Operation and Maintenance

This section discusses the OAM&P related issues, including the EOC channel and protocols carried over the EOC channel. The OAM states, Potential AIS, RDI messages, Loop back tests, and performance measurement, and error reporting are also defined in this section.

                         Proprietary and Confidential